SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2014

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 17, 2014, BioMarin Pharmaceutical Inc. (the “Company”) announced that it will host a conference call and webcast on Tuesday, February 18, 2014 at 8:00 a.m. Eastern Standard Time to discuss the U.S. Food and Drug Administration’s approval of VIMIZIMTM (elosulfase alfa), for patients with Mucopolysaccharidosis type IVA (MPS IVA; Morquio A syndrome). In addition, management will review preliminary fourth quarter and full-year 2013 financial results and provide 2014 financial guidance. This conference call is in lieu of the previously scheduled March 3, 2014 conference call to discuss 2013 financial results.

The Company’s press release issued on February 17, 2014, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In its press release, the Company included in its 2013 financial results Total BioMarin Revenues (excluding Aldurazyme Net Product Transfer Revenue) and Aldurazyme Royalty Revenue (excluding Net Product Transfer Revenue) on a non-GAAP (generally accepted accounting principles in the United States) basis, indicating the differences between the GAAP and non-GAAP measurements. The reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is included in the following:

Select Financial Highlights 2013 ($ in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Total BioMarin Revenue	$146.9	$131.9	11.4%	$548.5	$500.7	9.5%
Total BioMarin Revenue (excluding Aldurazyme Net Product Transfer Revenue) - non-GAAP(1)	148.5	131.2	13.2%	553.4	498.9	10.9%
Naglazyme Net Product Revenue	68.7	63.0	9.0%	271.2	257.0	5.5%
Aldurazyme BioMarin Net Product Revenue	25.9	24.6	5.3%	83.6	82.2	1.7%
Aldurazyme Royalty Revenue (excluding Net Product Transfer Revenue) - non-GAAP(1)	27.5	23.9	15.1%	88.5	80.4	10.1%
Kuvan Net Product Revenue	45.3	40.0	13.3%	167.4	143.1	17.0%
Firdapse Net Product Revenue	4.3	3.4	26.5%	16.1	14.2	13.4%

(1)	Excludes Aldurazyme Net Product Transfer Revenues of $(1.6) million and $0.7 million for the three months ended December 31, 2013 and 2012, respectively, and $(4.9) million and $1.8 million for the twelve months ended December 31, 2013 and 2012, respectively. The Company believes that this non-GAAP information is useful to investors, taken in conjunction with the Company’s GAAP information because it provides additional information regarding the end user demand for Aldurazyme. The Aldurazyme Net Product Transfer Revenue is the result of timing of product deliveries to Genzyme Corp. and is therefore not representative of underlying patient demand for the product. By providing information about both the GAAP and non-GAAP revenue measures, the Company believes that the additional information enhances investor’s overall understanding of the Company’s business and in particular allows for more consistent period to period evaluation of revenues.

Also in its press release, the Company included 2013 Financial Guidance determined in accordance with GAAP except for non-GAAP Net Loss which is determined on a non-GAAP basis. As used in this report, non-GAAP Net Loss is based on GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) and further adjusted to also exclude certain non-cash stock compensation expense, non-cash contingent consideration expense and certain other nonrecurring material items. The reconciliation of the non-GAAP Net Loss to the GAAP Net Loss is included in the following table:

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(in millions)

(unaudited)

Year Ending December 31, 2013 Guidance
GAAP Net Loss	$(185) - $(160)
Interest expense, net	6.2
Provision for (benefit from) income taxes	(7.2)
Depreciation expense	25.0
Amortization expense	10.5

EBITDA Loss	(150.5) - (125.5)
Stock-based compensation expense	59.5
Contingent consideration expense (1)	13.8
Material non-recurring:
Debt conversion expense (2)	12.2

Non-GAAP Net Loss	$(65.0) - $(40.0)

(1)	Represents the expense associated with the change in the fair value of contingent acquisition consideration payable for the period. The change in the current quarter reflects changes in estimated probabilities and timing of achieving certain developmental milestones.

(2)	Represents debt conversion expense associated with the early conversion of a portion of our 2017 convertible notes in March and August 2013.

BioMarin believes that this non-GAAP information is useful to investors, taken in conjunction with BioMarin’s GAAP information because it provides additional information regarding the performance of BioMarin’s core ongoing business, Naglazyme, Kuvan, VIMIZIM, Aldurazyme and Firdapse and development of its pipeline. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on continuing operations, BioMarin believes that the additional information enhances investors’ overall understanding of BioMarin’s business and prospects for the future. Further, BioMarin uses both the GAAP and the non-GAAP results and expectations internally for its operating, budgeting and financial planning purposes.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 . Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit 99.1 Press Release of the Company dated February 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: February 17, 2014	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel